Exhibit 77(q)

Exhibits

(a)(1)   Plan of Recapitalization of Class Q to Class W dated September 10, 2009 – Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

(a)(2)   Certificate of Amendment dated November 20, 2009 to the Declaration of Trust– Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.

(a)(3)   Amended Establishment and Designation of Class of Shares of Beneficial Interest dated December 7, 2009– Filed as an Exhibit to Post-Effective Amendment No. 73 to the Registrant’s Form N-1A Registration Statement on February 25, 2010 and incorporated herein by reference.